UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2004

VITRIA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-27207 (Commission File Number)	77-0386311 (I.R.S. Employer Identification No.)

945 Stewart Drive
Sunnyvale, CA 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 212-2700

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On August 17, 2004, Ernst & Young LLP informed Vitria Technology, Inc. that Ernst & Young LLP would resign as Vitria’s independent registered public accounting firm following completion of services related to the review of Vitria’s interim financial statements for the quarter ending September 30, 2004. Vitria is currently in the process of selecting a new independent registered public accounting firm for the year ending December 31, 2004.

     The reports of Ernst & Young LLP on Vitria’s consolidated financial statements for the years ended December 31, 2002 and 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audit of Vitria’s consolidated financial statements for the years ended December 31, 2002 and 2003, and through the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference thereto in its report.

     During the years ended December 31, 2002 and 2003, and through the subsequent interim periods, there were no “reportable events” requiring disclosure pursuant to paragraphs (a)(1)(v) of Section 304 of Regulation S-K. The term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Section 304 of Regulation S-K.

     Vitria has provided Ernst & Young LLP with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission. Vitria requested Ernst & Young LLP to furnish it a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated August 20, 2004 is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit
Number	Description
16.1	Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated as of August 20, 2004, stating its agreement with the statements made in this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRIA TECHNOLOGY, INC.

Dated: August 24, 2004	By:	/s/ Michael D. Perry

Michael D. Perry
Senior Vice President and Chief Financial Officer

EXHIBITS INDEX

Exhibit
Number	Description
16.1	Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated as of August 20, 2004, stating its agreement with the statements made in this report.